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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 20, 1996

                               GALEY & LORD, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              56-1593207
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                              Identification No.)

980 Avenue of the Americas
New York, New York                                                       10018
(Address of principal executive offices)                                Zip Code

                                  212/465-3000
               Registrant's telephone number, including area code

                                 Not Applicable
         Former name, former address and former fiscal year, if changed since last report.

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Item 5. Other Events.

Incorporated by reference herein and attached as an exhibit hereto is the press release of Galey & Lord, Inc. (the "Company") dated May 20, 1996, announcing that the Company had signed a definitive agreement to purchase the outstanding capital stock of Dimmit Industries, S.A. de C.V. ("Dimmit") and certain related assets from Farah Incorporated ("Farah") for approximately $22.5 million in cash.

The proposed acquisition of Dimmit is scheduled to close in early June 1996 and is subject to customary closing conditions including obtaining consents of the lenders of the Company and Farah.

Exhibit
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   1.   Press Release of Galey & Lord, Inc., dated May 20, 1996.
   2. Asset Purchase Agreement, dated as of May 20, 1996, among Galey & Lord, Inc., Galey & Lord Industries, Inc., Farah Incorporated, Farah U.S.A., Inc. and Dimmit Industries, S.A. de C.V. (Excluding Schedules and Exhibits).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Galey & Lord, Inc.
                                       (Registrant)

                                       /s/ Michael R. Harmon
                                       Michael R. Harmon
                                       Executive Vice-President,
                                       Chief Financial Officer
                                       (Principal Financial and
                                       Accounting Officer),
                                       Treasurer and Secretary
May 31, 1996
    Date